EXHIBIT 16

Davis, Monk & Company
Certified Public Accountants
& Business Consultants
4010 N.W. 25 Place
P.O. Box 13494 (32604)
Gainesville, Florida 32606
Phone: (352) 372-6300
Fax: (352) 375-1583

December 20, 2005

Board of Directors and Audit Committee
Samurai Energy Corp.
11757 Katy Freeway, Suite 1300
Houston, Texas 77079

Gentlemen:

This is to notify you that Davis, Monk & Company will not stand for reappointment as your auditors. This decision is based on the fact that Samurai Energy Corp. has moved its base of operations from Florida to Texas and that we do not work in the oil and gas industry. There have been no disagreements regarding accounting matters. It has been our pleasure to serve Samurai Energy Corp.

Sincerely,

DAVIS, MONK & COMPANY

/s/Harold Monk, C.P.A., P.A.
Partner

Davis, Monk & Company
Certified Public Accountants
& Business Consultants
4010 N.W. 25 Place
P.O. Box 13494 (32604)
Gainesville, Florida 32606
Phone: (352) 372-6300
Fax: (352) 375-1583

United States Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We have reviewed the form 8-K, filed December 21, 2005 with the SEC for Samurai Energy Corp. We agree with the information contained therein with the exception that we chose not to stand for reappointment as auditors whereas the filing indicates we were dismissed. Further the information required by Item 304(a)(1)(iv)(B)(1) of Regulation S-B is not included. We reported, in a separate letter to the board of directors and audit committee, in connection with our last audit that internal controls necessary to develop reliable financial statements did not exist.

/s/Davis, Monk & Company

December 23, 2005
Gainesville, Florida

Davis, Monk & Company
Certified Public Accountants
& Business Consultants
4010 N.W. 25 Place
P.O. Box 13494 (32604)
Gainesville, Florida 32606
Phone: (352) 372-6300
Fax: (352) 375-1583

United States Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We have reviewed the form 8-K as amended, filed January 5, 2006 with the SEC for Samurai Energy Corp. We agree with the information contained therein including the item 304 disclosures of Regulation S-B. There have been no disagreements as to accounting issues with the company.

/s/Davis, Monk & Company

January 5, 2006
Gainesville, Florida